WEYERHAEUSER COMPANY Dividend Guidance December 13, 2010 Exhibit 99.2

Forward-looking Statement
This presentation contains statements concerning the company’s future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on various assumptions and may not be accurate because of risks and uncertainties surrounding these assumptions.  Factors listed below, as well as other factors, may cause actual results to differ significantly from these forward-looking statements.  There is no guarantee that any of the events anticipated by these forward-looking statements will occur.  If any of the events occur, there is no guarantee what effect they will have on company operations or financial condition.  The company will not update these forward-looking statements after the date of this presentation.
Some forward-looking statements discuss the company’s plans, strategies and intentions. They use words such as “expects,” “may,” “will,” “believes,”
“should,” “approximately,” “anticipates,” “estimates,” and “plans.” In addition, these words may use the positive or negative or other variations of those terms.
This presentation contains forward-looking statements regarding the company’s expectations during the during the fourth quarter of 2010 and in 2011, including continuing difficult economic conditions; a challenging homebuilding market in 2011, performance of the Company’s Real Estate segment, housing starts and impairments in the Real Estate segment; impairments resulting from management’s review of the company’s capacity plan in the Wood
Products segment and performance of the segment; performance of the Company’ Cellulose Fibers segment and pulp prices; harvest levels in Timberlands;
liquidity and funds available for distribution; debt and interest expense levels; and earnings and cash flows.  Major risks, uncertainties and assumptions that affect the company’s businesses and may cause actual results to differ from these forward-looking statements, include, but are not limited to:
the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages, and strength of the U.S. dollar;
market demand for the company’s products, which is related to the strength of the various U.S. business segments and economic conditions;
performance of the company’s manufacturing operations;
the level of competition from domestic and foreign producers;
raw material and energy prices and transportation costs;
the effect of weather;
the risk of loss from fires, floods, windstorms, hurricanes, pest infestation and other natural disasters;
the successful execution of internal performance plans, including restructurings and cost reduction initiatives;
federal tax policies;
the effect of forestry, land use, environmental and other governmental regulations;
legal proceedings;
the effect of timing of retirements and changes in the market price of company stock on charges for stock-based compensation;
changes in accounting principles;
performance of pension fund investments and related derivatives; and
other factors described under “Risk Factors” in the Company’s annual report on Form 10-K.
The company also is a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan and China.
It also is affected by changes in currency exchange rates, particularly the relative value of the U.S. dollar to the euro and the Canadian dollar.
Restrictions on international trade or tariffs imposed on imports also may affect the company.

2011 Dividend Guidance
Expect to pay quarterly dividend of 15 cents per share,
or 60 cents per share on annualized basis
First dividend payment expected to occur in March 2011
Board to declare actual dividend on quarterly basis
Targeting dividend payout ratio of 75% of
Funds Available for Distribution (FAD) over cycle
FAD defined as cash flow before debt repayment and dividends
2011 dividend payout may be significantly all of FAD
for the year, given near-term outlook

Dividend Considerations
Macroeconomic climate
Earning potential of the company
Target capital structure
Appropriate debt levels
Long term liquidity
Maintaining access to capital
Affordability
Future growth opportunities

5 2011 Dividend Schedule Declaration Date Record Date Payment Date February 10 March 1 March 15 April 14 May 13 June 1 August 11 September 1 September 15 October 13 November 11 December 1

Expectations for 2011
Longer-term outlook remains positive, but expect housing market in 2011 will not significantly improve as compared to 2010
Anticipate single-family housing starts of 525,000 in 2011
Expectations for business segments:
Timberlands: Continuing to defer harvest, but expect harvest to increase slightly over 2010 levels
Wood Products: Despite near-term uncertainty, expect positive cash flow in 2011
WRECO: Continuing to deliver strong performance relative to its peers, but backlog at start of 2011 will likely be lower than at start of 2010
Cellulose Fibers: Continuing strong operating performance,
but expect softening in pulp prices to result in lower earnings

7 Conclusion This action establishes a dividend that is attractive to shareholders – one that is sustainable and that we expect to grow over time